Exhibit 10(e)



                   FIRST AMENDMENT TO TOY LICENSE AGREEMENT

      [Information below, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover. Approximately 4 pages (including a schedule) have been omitted pursuant to the request for confidential treatment.]

Reference is made to the Toy License Agreement made and entered into as of October 14, 1997 between Lucas Licensing Ltd., a California corporation ("Licensor"), located at P. O. Box 10149, San Rafael, CA 94912, on the one hand, and Hasbro, Inc., a Rhode Island corporation, located at 1027 Newport Ave., Pawtucket, R.I. 02862-1059, Hasbro International, Inc. a Delaware Corporation, located at 1027 Newport Ave., Pawtucket, R.I. 02862-1059, and all Permitted Licensee Affiliates (jointly and severally "Licensee" or "Hasbro") on the other hand (hereinafter the "Toy License Agreement").

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties, the parties hereby agree to amend the Toy License Agreement as follows:

1. Paragraph 2.2 (Territory) shall be supplemented and amended by adding, in the left hand column entitled "Licensed Products," the words "Micro Toys;" after the words "and Craft Kits);".

2. Paragraph 3.2 (Exclusivity) shall be supplemented and amended by adding Micro Toys to the list of Licensed Products as to which the rights licensed to Licensee under the Toy License Agreement shall be exclusive.

3. Paragraph 3.4(a) (No Rights to Products Other Than Licensed Products) shall be amended by deleting the words "Micro Toys and" from line six (6) thereof.

4. Paragraph 3.8 of the Toy License Agreement shall be amended by replacing the reference to "Subparagraph 25.17" with "Subparagraph 25.18."

5. The Toy License Agreement shall be supplemented and amended by adding the following as a new Paragraph 3.10:

      "3.10 Japan. Licensor shall have absolute approval over the distribution (including, without limitation, the identity of the distributor) of Micro Toys in Japan, provided that the parties will endeavor to preserve the economic benefits to Hasbro as would otherwise arise through Hasbro's distribution of Micro Toys in Japan."

6.    Paragraph 4.3(b)[**] shall be supplemented and amended by [**].

<PG$PCN>

7. The Toy License Agreement shall be further supplemented and amended by changing Paragraph 4.3(b) to Paragraph 4.3(b)(i) and by adding a new Paragraph 4.3(b)(ii) as follows: [**]

      Except as set forth in this Paragraph 7, all specific references in the Toy License Agreement to Paragraph 4.3(b) are hereby deemed to refer to Paragraph 4.3(b)(i).

8. Paragraph 4.3(c) shall be supplemented and amended by adding a new Subparagraph 4.3(d)(iii) as follows: [**]

9. Paragraph 4.3(d) shall be amended by [**]

10. Paragraph 4.3(e) [**] shall be deleted in its entirety. In this connection, Paragraph 24.64 [**] shall also be deleted in its entirety. Both Paragraphs 4.3(e) and 24.64 shall hereafter be deemed to read "Intentionally Deleted."

11. Paragraph 4.3(f) [**] shall be supplemented and amended [**]:

12. Subparagraph 4.4: [**]

13. Paragraph 5.3 (Pre-Existing Approvals) shall be supplemented and amended by deleting the word "and" prior to the beginning of clause (iii) and by adding the following at the end of the paragraph after the words ("Puzzle Agreement"):

      "; and (iv) those various license agreements between Licensor and Lewis Galoob Toys, Inc. now known as Galoob Toys, Inc., on behalf of itself and/or any or all of its affiliated, related and subsidiary entities including, without limitation, that certain license agreement dated as of October 30, 1992, as amended, including by agreements dated as of May 14, 1997 and dated as of July 24, 1997."

14. Paragraph 7.1 shall be deleted in its entirety and the following is deemed inserted in its place:

      "7.1 Advance. Licensee agrees to pay to Licensor an advance of Five Hundred Ninety Million Dollars ($590,000,000), payable in the following amounts at the following times:

                  (a) One Hundred Million Dollars ($100,000,000) thereof, payable on the initial shipment of any Licensed Product incorporating elements of Episode I that is sold to a Customer hereunder:

                  (b) Two Hundred Fifty Million Dollars ($250,000,000) thereof, contingent upon the initial general theatrical release in the United States of Episode I and payable on the U.S. Release Date of Episode I;


                                       2
<PG$PCN>

                  (c) One Hundred Twenty Million Dollars ($120,000,000) thereof, contingent upon the occurrence of the initial general theatrical release in the United State of Episode II and payable on the U.S. Release Date of Episode II; and

                  (d) One Hundred Twenty Million Dollars ($120,000,000) thereof, contingent upon the occurrence of the initial general theatrical release in the United States of Episode III and payable on the U.S. Release Date of Episode III.

            In the event that the U.S. Release Date of Episode I does not occur on or before the Episode I Outside Date, then any portion of the Advance payment made pursuant to Subparagraph 7.1(a) hereinabove that has not been recouped by Licensee from Royalties earned on or before the Episode I Outside Date shall be refunded to Licensee within thirty (30) days following the Episode I Outside Date. [**]

15. Paragraph 7.2 is deleted in its entirety and the following is deemed inserted in its place:

[**]

16. Paragraph 8.1 (Royalty Percentage) shall be supplemented and amended by changing Subparagraph 8.1(c) to Subparagraph 8.1(d) and by adding the following as a new Subparagraph 8.1(c):

      "(c) Micro Toys: With respect to Net Sales of each unit of Micro Toys, [**] of cumulative Net Sales of all Micro Toys throughout the Territory."

Except as set forth in this Paragraph 16, all references in the Toy License Agreement to Subparagraph 8.1(c) are hereby deemed to refer to Subparagraph 8.1(d).

17. Paragraph 8.5 (Episode I Bonus) shall be amended to read as follows:

      "8.5 Episode I Bonus. On the U.S. Release Date of Episode I, Licensee shall pay to Licensor a non-recoupable bonus equal to Thirteen Million Eight Hundred Thousand Dollars ($13,800,000)."

18. Subparagraph 8.6 (Bundling Royalty) is deleted in its entirety and the following is inserted in its place:

      "8.6 Bundling Royalty. Licensee shall not have the right to distribute, market or sell (or authorize a third party to distribute, market or sell) any Licensed Product with any other product, good or article (including another Licensed Product) in a single package at a single price ("Bundling") without Licensor's prior written approval of: (a) whether or not


                                       3
<PG$PCN>

      such Bundling may occur; (b) the terms and conditions of such Bundling; and (c) Licensor's Royalty in such instance."

19. Paragraph 8.11 (Warrant) shall be supplemented and amended by adding a new 8.11.A., as follows, after the end of the final sentence thereof:

      "A. Concurrently upon the closing of either: (i) the merger of Licensee (or a wholly-owned subsidiary of Licensee ) with Galoob Toys, Inc., a Delaware corporation ("Galoob") or (ii) the acquisition by Licensee (or a wholly-owned subsidiary of Licensee) of Fifty Percent (50%) or more of the capital stock of Galoob or the acquisition of all or substantially all of the assets of Galoob (the "Galoob Acquisition"), Licensee hereby agrees to issue to Licensor a warrant in the form attached hereto as Exhibit A (the "Exchange Warrant") for the purchase of up to Two Million Four Hundred Thousand (2,400,000) fully paid and non-assessable shares of the common stock of Licensee following exercise of such warrant at a per share exercise price equal to thirty-five dollars ($35.00), subject to adjustment as provided in the Exchange Warrant, in exchange for the fully unexercised warrant dated October 14, 1997 between Licensor and Galoob."

20. Paragraph 9.5(b) (Report Information) shall be supplemented and amended by deleting the word "and" before clause (iv), changing Sub-Paragraph 9.5(b)(iv) to 9.5(b)(v) and by adding the following as a new Sub-Paragraph 9.5(b)(iv):

      "(iv) by Micro Toys in each Sub-Territory (and in each country within such Sub-Territory, if more than one country exists in a Sub-Territory); and"

21. Paragraph 9.1 (Payment Terms) and 9.4 (Payment Reports) are deemed amended by deleting the words "[**] days" and inserting instead the words "[**] days".

22. Paragraph 12.1(Copyright and Trademark Notices): The notice set forth in Paragraph 12.1 is hereby deemed deleted and the following notice is deemed inserted in its place: "(C) Lucasfilm Ltd. & TM. All Rights Reserved. Used Under Authorization. (in English or local language)."

23. Paragraph 23.1 (Licensor's Retained Rights) shall be amended by revising the last sentence thereof to read as follows:

24. Paragraph 24.69 (Licensee Affiliate) shall be supplemented and amended by adding the words "other than Licensor" after the word "entity " in line one (1) thereof.

25. Paragraph 24.79 (Micro Toys) shall be amended to read as follows:

            "MICRO TOYS means the following: `Intermediate Vehicles,' `Micro Vehicles,' `Micro Playsets,' and `Micro Figures' (as such terms are defined hereinbelow) [**]

26. Paragraph 24.88 shall be amended to read as follows:


                                       4
<PG$PCN>

      "'Other Licensed Products' means all Licensed Products other than Basic Figures and Micro Toys."

27. Paragraph 25.18 (Entire Agreement) shall be supplemented and amended by adding after the word "Royalty" in line 10 the words "and all 'Foreign Guarantees' (as defined in the Prior Agreements)."

28. Schedule I (Permitted Licensee Affiliates) shall be supplemented and amended by adding the following entities as "Permitted Licensee Affiliates: Galoob Toys, Inc., Galco International Toys, N.V. and Galoob Direct, Inc.

29. Schedule II (Licensed Products) shall be amended by deleting the initial paragraph of such Schedule II (which precedes Clause A thereof) and inserting the following in its place:

      The term "Licensed Products" as used in, and subject to the terms and conditions of the Agreement, means: (A) "STANDARD TOYS," (B) "GAMES AND PUZZLES," (C) "ELECTRONICS/HAND HELD" and (D) "MICRO TOYS" (as such terms are defined hereinbelow or, in the case of Micro Toys, as defined in the Agreement).

30. Schedule II (Licensed Products) shall be further supplemented and amended by deleting the word "above" after the words "set forth" in line 2 of Clause D, and by adding the following at the end of such Schedule II:

                                 "E. MICRO TOYS"

31. Schedule III (Advances and Minimum Sales Levels) shall be supplemented and amended by adding the schedule [**] attached hereto as Attachment A.

32. The terms and conditions of this first amendment to the Toy License Agreement (the "First Toy License Amendment") shall become effective concurrently with the closing of the Galoob Acquisition; provided, however, that if the closing of the Galoob Acquisition has not occurred on or before March 31, 1999, then this First Toy License Amendment shall automatically terminate and be of no further force and effect.

33. Notwithstanding anything to the contrary, Licensee shall as promptly as practicable following the execution of a definitive agreement with respect to the Galoob Acquisition, make any necessary filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, that are related to any and all transactions arising out of or connected with the subject matter of this First Toy License Amendment, including, without limitation the Galoob Acquisition. As between Licensor and Licensee, Licensee shall be solely responsible for one hundred percent (100%) of all filing fees required in connection with all such filings (provided that Licensor shall cooperate and make such filings as are required to comply with such Act).


                                       5
<PG$PCN>

In all respects other than those specifically enumerated above, the Toy License Agreement shall remain in full force and effect.

This First Toy License Amendment is entered into as of September 25, 1998.

LUCAS LICENSING LTD. ("Licensor")       HASBRO, INC.

By:  /s/ HOWARD ROFFMAN                 By:  /s/ ALFRED J. VERRECCHIA

Title: Vice President                   Title: Executive Vice President and
                                               President - Global Operations

                                        and

                                        HASBRO INTERNATIONAL, INC. on behalf
                                        of itself and all Permitted Licensee
                                        Affiliates

                                        By:  /s/ ALFRED J. VERRECCHIA

                                        Title: Executive Vice President and
                                               President - Global Operations

                                        (jointly and severally "Licensee")


                                       6
<PG$PCN>

                                                                    Attachment A

Schedule I - ADVANCES AND MINIMUM SALES LEVELS (U.S. $000'S)

      [**]


                                       7
<PG$PCN>

                                                                       Exhibit A

                         [Filed as a separate exhibit.]


                                       8
<PG$PCN>